EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION	Contact: James Abbott
One South Main Street	Director of Investor Relations
Salt Lake City, Utah	Tel: (801) 844-7637 March 1, 2010
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION COMMENCES EXCHANGE OFFER FOR

SUBORDINATED NOTES

SALT LAKE CITY, March 1, 2010 — Zions Bancorporation (“Zions” or the “Company”) (Nasdaq: ZION) today commenced an Exchange Offer to exchange any and all of its currently outstanding nonconvertible subordinated notes into shares of Zions’ common stock.

The three series of nonconvertible subordinated notes that are the subject of the Exchange Offer are its 2009 5.65% Subordinated Notes due 2014 (CUSIP: 989701AU1) (the “5.65% Notes”), 2009 6.00% Subordinated Notes due 2015 (CUSIP: 989701AV9) (the “6.00% Notes”) and 2009 5.50% Subordinated Notes due 2015 (CUSIP: 989701AW7) (the “5.50% Notes,” and together with the 5.65% Notes and the 6.00% Notes, the “Notes”).

The Exchange Offer would increase Zions’ tangible common equity by an amount approximately equal to the aggregate principal amount of the Notes exchanged. The Exchange Offer would increase the Company’s tangible common equity ratio, while also reducing the interest expense associated with the Notes.

The Exchange Offer will expire at 11:59 p.m., New York City time, on March 26, 2010, unless Zions extends it or terminates it early (such date and time, as the same may be extended, the “Expiration Date”). Notes may be withdrawn at any time before the Expiration Date.

Each $1,000 principal amount of Notes will be exchanged for a number of shares of common stock equal to (i) the Applicable Note Price (as defined below) divided by (ii) the Relevant Price

(as defined below); provided, however, that if the Relevant Price is less than $15.00, then a number of shares of common stock equal to the Applicable Maximum (as defined below) will be issued for each $1,000 principal amount of Notes accepted in the Exchange Offer. The “Relevant Price” is equal to the simple arithmetic average of the volume weighted average price of Zions’ common stock during the five consecutive trading day period ending on and including the second trading day immediately preceding the Expiration Date (the “Pricing Date”), which will be March 24, 2010, subject to extension. The “Applicable Note Price” means (i) with respect to the 5.65% Notes, $895.00, (ii) with respect to the 6.00% Notes, $882.50, and (iii) with respect to the 5.50% Notes, $860.00. The “Applicable Maximum” means (i) with respect to the 5.65% Notes, 59.67, (ii) with respect to the 6.00% Notes, 58.83 and (iii) with respect to the 5.50% Notes, 57.33.

Zions will also pay cash for any accrued and unpaid interest up to but excluding the settlement date on any Notes accepted in the Exchange Offer.

The Relevant Price and the exchange ratios (the ratio of the Applicable Note Price to the Relevant Price) for the Exchange Offer will be announced in a press release prior to 9:00 a.m. New York City time on the first trading day following the Pricing Date (expected to be March 25, 2010). The exchange ratio information for each exchange offer will also be available at http://www.dfking.com/zions and from D.F. King & Co., Inc., the exchange and information agent, at the phone number or address set forth below.

Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as Zions’ financial advisors in connection with the Exchange Offer. They are not being engaged to and will not solicit any holders of Notes in connection with the Exchange Offer. The financial advisors will not make any recommendation to holders of Notes as to whether to exchange or refrain from exchanging their Notes.

The terms of the Exchange Offer and procedures for validly tendering and withdrawing Notes are described in detail in the Offer to Exchange and the Letter of Transmittal, copies of which may be obtained without charge from the information agent for the exchange offer, D.F. King & Co., Inc., by calling (800) 269-6427 (toll free) or (212) 269-5550 (collect). The complete terms and conditions of the Exchange Offer are set forth in the Offer to Exchange and Letter of Transmittal for the Exchange Offer (collectively, the “Exchange Offer Documents”), which are being sent separately to holders of the Notes. Holders are urged to read the Exchange Offer Documents for the Exchange Offer carefully.

The Exchange Offer is being made to holders of Notes in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act. This press release is not an offer to exchange or a solicitation of an offer to exchange with respect to any securities and is qualified in its entirety by reference to the Exchange Offer Documents. The Exchange Offer will be made solely pursuant to the terms and conditions of the Exchange Offer Documents, as each may be amended and supplemented from time to time.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Offer to Exchange. Any representation to the contrary is a criminal offense.

The Exchange Offer is not being made to, nor will Zions Bancorporation accept tenders of Notes from, holders in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Forward-Looking Information

Statements in this press release that are based on other than historical data, including those contained herein regarding the completion and effect of the exchange offers, or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2009 Annual Report on Form 10-K of the Company filed with the Commission and available at the Commission’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

About Zions

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

#             #             #             #             #             #             #             #             #             #             #             #             #